Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2019 Third Quarter Financial Results

•Net income of $2.5 million, up from $1.6 million in prior quarter
•Adjusted EBITDA of $5.6 million, up from $4.9 million in prior quarter
•New bookings in 2019 remain strong at approximately $393 million through September 30
•Book-to-burn ratio at 169.4% for first nine months of 2019
•Backlog at $822 million, up 11% from beginning of year

PHILADELPHIA, PA - November 6, 2019 - (GLOBE NEWSWIRE) - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today that it filed its Quarterly Report on Form 10-Q for the third quarter ended September 30, 2019. This release will be followed by a conference call on November 7, 2019 at 8:30 am EST with Hill Chief Executive Officer Raouf Ghali and Senior Vice President and Chief Financial Officer Todd Weintraub.

Mr. Ghali commented, “The Company continued to progress with its turnaround during the third quarter of 2019. Sequential profitability improved again, bookings and book-to-burn ratio remained strong and the lower cost base implemented previously remained steady. Given the many opportunities we are currently pursuing, and our continued focus on controlling costs, I expect increased results to continue in the fourth quarter and beyond. I look forward to providing further details of our performance during our call."

Third Quarter Financial Results

Note that the Company believes a comparison of 2019 results to the comparable 2018 period is not meaningful due to the high level of non-recurring items throughout 2018. The Company believes a more meaningful comparison is a sequential comparison to the immediately preceding quarter to demonstrate the Company’s progress relative to its plan.

Hill's consulting fee revenue ("CFR") was $75.7 million for the quarter ended September 30, 2019, compared to $77.0 million for the quarter ended June 30, 2019. Total revenue for the quarter ended September 30, 2019 was $95.7 million, compared to $98.3 million for the quarter ended June 30, 2019.

Mr. Weintraub added, “We have seen our bottom line increase during the year due to effective cost management and improved collections. This was somewhat offset by slightly declining CFR due to backlog (as defined below), a leading CFR indicator, declining throughout 2018. We expect CFR in the fourth quarter and throughout 2020 to begin increasing, reflecting strong bookings and increased backlog this year.”

Selling, general, and administrative ("SG&A") expenses were $29.3 million and $27.4 million in the quarters ended September 30, 2019 and June 30, 2019, respectively. SG&A was favorably impacted in both quarters by reserve reductions, partially offset by non-cash share-based compensation and unrealized foreign currency exchange movements. The second quarter was also favorably impacted by the reversal of over-accrued restructuring costs upon settling the last of those costs. The net favorable impact was $0.4 million and $1.6 million in the quarters ended September 30, 2019 and June 30, 2019, respectively.

Net income attributable to Hill was $2.5 million and $1.6 million for the quarters ended September 30, 2019 and June 30, 2019, respectively.

Adjusted EBITDA (as defined below), which excludes certain effects of the SG&A items specified above, improved to $5.6 million for the third quarter of 2019, compared to $4.9 million for the second quarter of 2019 (see EBITDA and adjusted EBITDA table below).

EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations is not a measure of financial performance under U.S. generally accepted accounting principles ("GAAP"). EBITDA, in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance and its ability to generate cash flow from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019
(in thousands)
Income (loss) from continuing operations	2,507	1,700
Less: net earnings - non-controlling interests	26	83
Net income (loss) attributable to Hill International, Inc.	$2,481	$1,617

Interest and related financing fees, net	1,485	1,411
Income tax (benefit) expense	(340)	1,493
Depreciation and amortization expense	850	794
EBITDA	$4,476	$5,315

Adjustments:
Profit Improvement Plan and Other One-Time Cost Recovery	—	(1,072)
Share-based compensation(1)	296	801
Unrealized foreign currency translation loss (benefit)	858	(147)
Adjusted EBITDA	$5,630	$4,897
(1) Share-based compensation excludes amounts paid related to the Profit Improvement Plan during the quarter ended September 30, 2019 and accrued in previous quarters.

Backlog

Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog. Hill's backlog represents CFR, which includes the Company's estimate of the amount of contracts and awards in-hand that the Company expects to recognize as CFR in future periods as a component of total revenue and is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur.

The Company's book-to-burn ratio, another non-GAAP measure, is determined by taking new CFR bookings and dividing it by CFR for the applicable period. The Company believes that this measure is useful to investors and other external users of Hill's financial statements since this metric allows them to monitor the Company's business development efforts to ensure the growth of the Company's backlog and its business over time.

Conference Call

Mr. Ghali, and Mr. Weintraub will host a conference call on Thursday, November 7, 2019, at 8:30 am Eastern Standard Time to discuss the results.

Interested parties may participate in the call by dialing (877) 511-3236 (Domestic) or (786) 815-8670 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International Conference Call. To listen to the live call online, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com and click on “Financial Information,” and then “Conferences and Calls.” Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived on Hill’s website and accessible for approximately 90 days.

About Hill International

Hill International, with approximately 2,700 professionals in more than 50 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President, Global Marketing and Communications
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Todd Weintraub
Senior Vice President and Chief Financial Officer
(215) 309-7951
toddweintraub@hillintl.com

(HIL-G)

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